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                                                                      Exhibit 12



                         Hollinger Inc. and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges


                                                               Year Ended December 31,                       6 months ended June 30,
                                                 ----------------------------------------------------------  -----------------------
                                                   1998       1999        2000          2001        2002        2002        2003
                                                 -------   ---------   ----------    ----------   ---------  ----------  -----------
                                                                       (in thousands of Canadian dollars)
Canadian GAAP
Fixed charges:
  Interest expense, including amortization
   of deferred financing fees                    $233,878    $258,231    $  274,331   $ 177,926    $ 121,747   $ 62,624    $ 45,968
  Capitalized interest                              4,611       8,287         4,653       2,304           --         --          --
  Interest expense included in rent expense         8,714       8,651         9,480       7,530        8,930      4,532       4,310
                                                 --------    --------    ----------   ---------    ---------   --------    --------
                                                 $247,203    $275,169    $  288,464   $ 187,760    $ 130,677   $ 67,156    $ 50,278
                                                 ========    ========    ==========   =========    =========   ========    ========
Earnings (losses):
  Net earnings (loss)                            $111,485    $154,815    $  189,373   $(131,898)   $ (88,640)  $(19,696)   $ 32,718
  Minority interest (recovery) expense            267,358     182,215       331,058    (233,508)    (124,896)    (7,741)     28,822
  Income tax (recovery) expense                   300,929     207,263       260,091     (89,477)     124,025    (13,819)     35,409
  Losses (earnings) from equity-accounted
   companies                                          616      (1,211)       14,115      18,571        1,233        485       1,391
  Fixed charges                                   247,203     275,169       288,464     187,760      130,677     67,156      50,278
  Amortization of capitalized interest              1,005       1,005         1,005       1,509        1,423        722         684
  Capitalized interest                             (4,611)     (8,287)       (4,653)     (2,304)          --         --          --
                                                 --------    --------    ----------   ---------    ---------   --------    --------
                                                 $923,985    $810,969    $1,079,453   $(249,347)   $  43,822   $ 27,107    $149,302
                                                 ========    ========    ==========   =========    =========   ========    ========


Ratio of earnings to fixed charges                    3.7         2.9           3.7          --           --         --         3.0

Deficiency of earnings to fixed charges                                               $(437,107)   $ (86,855)  $(40,049)

U.S. GAAP
Fixed charges:
  Interest expense, including amortization of
   deferred financing fees                                               $  274,331   $ 177,926    $ 121,747
  Dividends recorded as interest under
   Canadian GAAP                                                            (11,054)     (9,294)      (8,185)
  Capitalized interest                                                        4,653         129           --
  Interest expense included in rent expense                                   9,480       7,530        8,930
                                                                         ----------   ---------    ---------
                                                                         $  277,410   $ 176,291    $ 122,492
                                                                         ==========   =========    =========

Earnings (losses):
  Net earnings (loss)                                                    $   86,281   $ (82,047)   $ (83,760)
  Minority interest (recovery) expense                                      359,005    (271,592)    (136,568)
  Income tax (recovery) expense                                             302,270     (95,097)      73,843
  Extraordinary items                                                         4,700          --           --
  Losses (earnings) from equity-accounted companies                          21,997      10,689        1,233
  Fixed charges                                                             277,410     176,291      122,492
  Amortization of capitalized interest                                        1,005       1,509        1,423
  Capitalized interest                                                       (4,653)       (129)          --
                                                                         ----------   ---------    ---------
                                                                         $1,048,015   $(260,376)   $ (21,337)
                                                                         ==========   =========    =========

Ratio of earnings to fixed charges                                              3.8          --           --

Deficiency of earnings to fixed charges                                               $(436,667)   $(143,829)